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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 16, 2000

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



                10889 WILSHIRE BOULEVARD
                LOS ANGELES, CALIFORNIA                     90024
        (Address of principal executive offices)          (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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ITEM 5. OTHER EVENTS
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     On June 16, 2000, Occidental Petroleum Corporation announced that it is exploring options to sell or otherwise exit several of its chemical intermediate businesses, including its Niagara Falls chemical intermediate facility. These businesses have combined annual sales of approximately $430 million. This process is expected to be completed by the end of the year.

     This will continue Occidental's program of focusing its chemical division on its core chlor-alkali and vinyls businesses. OxyChem's performance chemicals businesses, including silicates, pool and chrome chemicals, will not be affected by this strategic decision.

     Proceeds from the asset sales will be applied to Occidental's previously announced debt-reduction program. An after-tax charge of $80 million will be taken in the second quarter as a result of this decision. The after-tax charge reflects costs in connection with the disposition of the Niagara Falls chemical intermediate facility, including, among other things, the write down to realizable value of the assets, employee severance and decommissioning.
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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OCCIDENTAL PETROLEUM CORPORATION
                              (Registrant)


DATE:  June 16, 2000          S.P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)

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